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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 9, 2002


                           SILVERSTREAM SOFTWARE, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-26981                 04-3318325
          --------                     ---------                 ----------
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)




               Two Federal Street
            Billerica, Massachusetts                            01821
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                  (Zip Code)




                                 (978) 262-3000
                                 --------------
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On June 9, 2002, SilverStream Software, Inc., a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Novell, Inc., a Delaware corporation ("Novell"), and Delaware Planet Inc., a Delaware corporation and a wholly owned subsidiary of Novell ("Purchaser"), pursuant to which Novell will acquire the Registrant for $9.00 per share of the Registrant's common stock, in cash. The Merger Agreement contemplates Purchaser commencing a tender offer (the "Offer") for all outstanding shares of the Registrant's common stock at a price of $9.00 per share, net to the seller in cash, without interest, subject to certain conditions, including the receipt of all necessary government approvals and the tender, without withdrawal prior to the expiration of the offer, of at least a majority of the Registrant's outstanding shares of common stock on a fully-diluted basis. Following consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Registrant (the "Merger") with the Registrant surviving the Merger as a wholly owned subsidiary of Novell, whereby all of the remaining outstanding shares of the Registrant's common stock will be converted into the right to receive $9.00 per share in cash. On June 10, 2002, the Registrant and Novell issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, regarding the execution of the Merger Agreement. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

         In connection with the Merger Agreement, directors and executive officers and certain other stockholders of the Registrant entered into stockholders agreements with Novell and Purchaser pursuant to which such stockholders agreed to tender shares of the Registrant's common stock held by them, representing in the aggregate approximately 20.33% of the outstanding shares of the Registrant's common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit 2.1 Agreement and Plan of Merger dated as of June 9, 2002 by and among the Registrant, Novell, Inc. and Delaware Planet Inc.

         Exhibit 99.1 Joint Press Release of SilverStream Software, Inc. and Novell, Inc. dated June 10, 2002.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SILVERSTREAM SOFTWARE, INC.
                                           (Registrant)


Date:  June 10, 2002                By: /s/ Steven M. Shishko
                                        ---------------------------------------
                                        Name:  Steven M. Shishko
                                        Title: Vice President and
                                               General Counsel